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                                   EXHIBIT 2
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                         CERTIFICATE PURCHASE AGREEMENT


                           dated as of April 11, 1997


                                      among


                            AMERISOURCE CORPORATION,


                      AMERISOURCE RECEIVABLES CORPORATION,


                           BT SECURITIES CORPORATION,


                        BANKERS TRUST INTERNATIONAL PLC,

                                       and

                         BANKERS TRUST AUSTRALIA LIMITED


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                       AMERISOURCE RECEIVABLES CORPORATION
                         CERTIFICATE PURCHASE AGREEMENT


                              as of April 11, 1997


BT SECURITIES CORPORATION
Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

BANKERS TRUST INTERNATIONAL PLC
One Appold Street
Broadgate
London EC2A 2HE
England

BANKERS TRUST AUSTRALIA LIMITED
c/o Bankers Trust International PLC
One Appold Street
Broadgate
London EC2A 4HE
England


Ladies and Gentlemen:

         AmeriSource Corporation, a Delaware corporation ("AmeriSource"), and AmeriSource Receivables Corporation, a Delaware corporation and a wholly owned subsidiary of AmeriSource ("ARC"), hereby confirm their agreement with each of you (each an "Initial Purchaser," and collectively the "Initial Purchasers"), as set forth below.

         SECTION 1. The Certificates. (a) Subject to the terms and conditions herein contained, ARC proposes to sell to the Initial Purchasers, $90,000,000 aggregate principal amount of its Series 1997-1 Certificates (the
"Certificates"), as more fully described in Section 3. The terms of the Certificates are more fully set forth in the Offering Memorandum (as hereinafter defined).

         (b) The Certificates are to be issued under (a) a Pooling and Servicing Agreement, dated as of December 13, 1994 (as amended or otherwise modified from time to time, the

"Pooling Agreement"), among ARC, as transferor, AmeriSource, as initial Servicer, and Manufacturers and Traders Trust Company, as Trustee, and (b) a supplement to the Pooling Agreement, to be entered into on or about April 17, 1997 (the "Series Supplement"), among ARC, AmeriSource, as Servicer, and the Trustee. Capitalized terms used but not defined in this Purchase Agreement (the "Agreement") have the meanings assigned to them in Appendix A to the Pooling Agreement.

         (c) The Certificates will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended (the "Act"), in reliance on exemptions therefrom.

         (d) In connection with the sale of the Certificates, ARC has prepared a preliminary offering memorandum dated March 14, 1997 (the "Preliminary Offering Memorandum") and a final offering memorandum dated April 11, 1997 (the "Offering Memorandum"), each of which will be in form and substance satisfactory to each of the Initial Purchasers. All references to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include all their attachments.

         (e) Each of AmeriSource and ARC hereby expressly authorizes the Initial Purchasers to use the Preliminary Offering Memorandum and the Offering Memorandum, as they may at any time have been amended or supplemented, in connection with the offer and sale of the Certificates. AmeriSource and ARC hereby ratify and affirm all distributions of the Preliminary Offering Memorandum by the Initial Purchasers prior to the date of this Agreement and authorize the Initial Purchasers to distribute the Preliminary Offering Memorandum and the Offering Memorandum in connection with the initial resale of the Certificates. Each of AmeriSource and ARC also hereby expressly authorizes the Initial Purchasers to distribute (i) AmeriSource Health Corporation's 1996 Annual Report on Form 10K, (ii) AmeriSource Health Corporation's Quarterly Report on Form 10Q for the quarter ending December 31, 1996 and (iii) any other document filed by AmeriSource Health Corporation with the Securities and Exchange Commission (the "Commission") after December 31, 1996, and (iv) copies of the Transaction Documents and of opinions and other documents delivered in connection with the execution of the Transaction Documents (collectively, the "Additional Disclosure Documents") in connection with the sale of the Certificates.

         (f) Each of AmeriSource and ARC understands that the Initial Purchasers propose to make an offering of the Certificates, as soon as they deem advisable after this Agreement has been executed and delivered, on the terms and in the manner set forth in the Offering Memorandum and Section 3 to Persons whom the Initial Purchasers reasonably believe to be

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qualified institutional buyers ("Qualified Institutional Buyers") as defined in
Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and to a limited number of other institutional "accredited investors" ("Accredited Investors"), as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Act in private sales exempt from registration under the Act, and outside the United States of America to certain Persons in reliance upon Regulation S under the Act ("Regulation S").

         SECTION 2. Representations and Warranties of AmeriSource and ARC. AmeriSource and ARC represent and warrant, jointly and severally, to the Initial Purchasers that:

         (a) None of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment thereof or supplement thereto as of the respective dates thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this subsection do not apply to statements or omissions made in reliance upon and in conformity with the information described in Section 12 and any other information that is furnished to ARC in writing by the Initial Purchasers after the date hereof expressly for use in any amendment or supplement to the Offering Memorandum.

         (b) The Certificates, the Transaction Documents and the businesses of each of AmeriSource and ARC each conforms in all material respects to the respective descriptions thereof contained in the Offering Memorandum.

         (c) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that AmeriSource and ARC believe to be reliable and accurate in all material respects. The information concerning the Receivables that is included in the Offering Memorandum presents fairly in all material respects the information purported to be stated therein. There has been no material adverse change in the delinquency, dilution, loss and other information with respect to the Receivables from that set forth in the Offering Memorandum.

         (d) Each of AmeriSource and ARC is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted. Each of AmeriSource and ARC had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and transfer, in the manner contemplated by the Transaction Documents, (i) in the case of AmeriSource, the Receivables and the Related Assets and (ii) in the case of ARC, the Receivables and the Related Transferred Assets.


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         (e) Each of AmeriSource and ARC is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires qualification, licenses or approvals and where the failure so to qualify, to obtain such licenses and approvals or to preserve and maintain the qualification, licenses or approvals could have a Material Adverse Effect.

         (f) ARC has all necessary power and authority to execute and deliver the Certificates. Each Certificate has been duly and validly authorized by ARC and, from and after the date on which such Certificate is executed by ARC and authenticated by the Trustee in accordance with the terms of the Pooling Agreement and the Series Supplement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be validly issued and outstanding and will constitute a valid and legally binding obligation of the Trust entitled to the benefits of the Pooling Agreement and the Series Supplement and enforceable against the Trust in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         (g) Each of AmeriSource and ARC has (i) all necessary corporate power and authority to (A) execute and deliver this Agreement and the Transaction Documents to which it is a party, and (B) perform its obligations under this Agreement and the Transaction Documents to which it is a party, and (ii) duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions provided for in the Agreement and the Transaction Documents to which it is a party.

         (h) Each of the Transaction Documents to which AmeriSource or ARC, as the case may be, is a party, when executed and delivered by it (and assuming the due authorization, execution and delivery thereof by the other parties thereto), will constitute its legal, valid and binding agreement, enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         (i) This Agreement has been duly and validly executed and delivered by AmeriSource and by ARC.

         (j) All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by either AmeriSource or ARC, and all notices to and filings with any Governmental Authority that are required to be made by either AmeriSource or ARC, in the case of each of the foregoing in connection with the due


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execution, delivery and performance by AmeriSource and ARC of this Agreement and the Transaction Documents to which they are a party and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which they are a party, have been obtained or made and are in full force and effect except (i) filings under the Assignment of Claims Act or any analogous state or local law, (ii) filings under any state "Blue Sky" laws and (iii) where the failure to obtain or make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would not reasonably be expected to have a Material Adverse Effect.

         (k) The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents and the fulfillment of the terms hereof and thereof by each of AmeriSource and ARC will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the certificate of incorporation or the by-laws of AmeriSource or ARC, or (B) any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which AmeriSource or ARC is a party or by which AmeriSource or ARC or any of their respective properties is bound, (ii) result in the creation or imposition of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim created in favor of ARC pursuant to the Purchase Agreement or in favor of the Trustee pursuant to the Pooling Agreement) upon any of the properties of AmeriSource or ARC, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to AmeriSource or ARC or any of their respective properties of any Governmental Authority, which, in the case of each of clauses (i)(B), (ii) and (iii), conflict, violation, breach, default or Adverse Claim, individually or in the aggregate, would have a substantial likelihood of having a Material Adverse Effect.

         (l) The financial statements and schedules included in the Additional Disclosure Documents (the "Financial Statements") present fairly in all material respects the financial position, results of operations and cash flows of AmeriSource at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Ernst & Young (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act.

         (m) Except as disclosed in the notes to the Financial Statements or in the Preliminary Offering Memorandum, since the date of the Financial Statements,
(i) there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of AmeriSource or ARC, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by AmeriSource or ARC that are material with respect to AmeriSource or ARC and that would be required to be disclosed under applicable law in connection with the offering, sale or resale of the Certificates.


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         (n) (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of either AmeriSource or ARC, threatened against them before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality, and (ii) neither AmeriSource nor ARC is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority that, in the case of each of clauses (i) and (ii), (A) asserts the invalidity of this Agreement or the Transaction Documents, (B) seeks any determination or ruling that would materially and adversely affect the performance by AmeriSource or ARC of its obligations under this Agreement or any Transaction Document or the validity or enforceability of this Agreement or any Transaction Document, (C) seeks to affect adversely the income tax attributes of the transfers occurring pursuant to the Purchase Agreement or the Pooling Agreement under the United States Federal income tax system or any state income tax system or (D) except as described in Schedule I, individually or in the aggregate for all such actions, suits, proceedings and investigations would have a substantial likelihood of having a Material Adverse Effect. For purposes of the foregoing, the "knowledge of either AmeriSource or ARC" means the knowledge of Kurt J. Hilzinger, Michael
D. DiCandilo, Teresa Ciccotelli or any other executive officer of AmeriSource or ARC.

         (o) Neither this Agreement nor any transaction contemplated herein or in the Offering Memorandum will result in a violation of, or give rise to an obligation on the part of any purchaser to register, file or give notice under, Regulations G, T, U or X of the Federal Reserve Board or any other regulation issued by the Federal Reserve Board pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case as in effect on the Closing Date.

         (p) AmeriSource, ARC and the Trust are not, and are not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (q) None of AmeriSource, ARC or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or will be integrated with the sale of the Certificates in a manner that would require the registration under the Act of the offering of the Certificates or (ii) assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8, engaged in any form of general solicitation or general advertising in connection with the offering of the Certificates (as those terms are used in Regulation D under the Act) or in any manner involving a public offering of the Certificates within the meaning of Section 4(2) of the Act.

         (r) None of AmeriSource, ARC, any of their respective Affiliates or any Person acting on their behalf has engaged in any directed selling efforts (as that term is defined in Regulation


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
S) with respect to any Certificates, and AmeriSource, ARC and their respective Affiliates or otherwise made offers or sales of securities under circumstances that would require registration of the Certificates under the Act and any Person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S.

         (s) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8, it is not necessary in connection with the offer, sale and delivery of the Certificates in the manner contemplated by this Agreement to register any of the Certificates under the Act or to qualify the Pooling Agreement under the Trust Indenture Act of 1939, as amended.

         (t) On the Closing Date, (i) each of the representations and warranties of AmeriSource and ARC that is set forth in the Purchase Agreement, the Pooling Agreement and the other Transaction Documents will be true and correct, subject to any materiality standards contained therein and except such representations and warranties that speak as of a particular date (which were true as of that date), and (ii) subject to any materiality standards contained therein, neither AmeriSource nor ARC will be in breach of any covenant or agreement set forth in the Purchase Agreement, the Pooling Agreement or any other Transaction Document.

         (u) No event (including without limitation the inclusion in the Trust of receivables originated by the Pelham Division of Walker) has occurred and is continuing that constitutes or gives rise to, or with the passage of time or the giving of notice or both would constitute or give rise to, a Liquidation Event or a Servicer Default.

         (v) The Certificates meet the eligibility requirements of Rule 144A(d)(3) under the Act.

         (w) Set forth on Schedule IV hereto is a list of each employee pension or benefit plan with respect to which AmeriSource or AmeriSource Health Corporation is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Transaction Documents and the sale of the Certificates to be purchased by the Initial Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by AmeriSource in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Initial Purchasers of Certificates as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

         (x) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all of the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.



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         SECTION 3. Purchase, Sale and Delivery of the Certificates. On the
basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, ARC agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees to purchase, severally and not jointly, Certificates in the principal amount set forth opposite the name of each Initial Purchaser on Schedule II at the purchase price specified in Schedule II. The discount reflected in the purchase price shall constitute compensation to each Initial Purchaser in addition to, and not in substitution for, the other amounts referred to in Section 6 and any other amount payable by AmeriSource or ARC to any Initial Purchaser or its affiliate in connection with the transactions contemplated by the Transaction Documents except that the discount will be credited against the success fee referred to in
Section 6(c) of this Agreement. The Certificates that each Initial Purchaser has agreed to purchase in such denominations and registered in such name or names as the Initial Purchasers shall designate two Business Days prior to the Closing Date, shall be delivered to the holder against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds) to the account or accounts that ARC shall specify not less than one Business Day prior to the Closing Date. The delivery of and payment for the Certificates shall be made at the New York offices of Mayer, Brown & Platt, at 10:00 a.m., New York City time, on April 17, 1997 or at such other place, time or date as the Initial Purchasers, AmeriSource and ARC may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." ARC will make copies of the Certificates available for checking by the Initial Purchasers at the offices in New York, New York of BT Securities Corporation at least 24 hours prior to the Closing Date.

         SECTION 4. Offering by the Initial Purchasers. (a) The Initial Purchasers propose to make an offering of the Certificates, upon the terms set forth in the Offering Memorandum, as soon as practicable after this Agreement is entered into and as in their judgment is advisable. During the period from the date of this Agreement until the Initial Purchasers have sold all of the Certificates, ARC and AmeriSource agree to assist the Initial Purchasers in any marketing of the Certificates and (promptly upon request) to provide all information reasonably deemed necessary by the Initial Purchasers in such marketing. In addition, during such period ARC and AmeriSource will use their best efforts to make appropriate officers and representatives of ARC and AmeriSource available to participate in the information meetings for potential investors at such times and places as the Initial Purchasers may reasonably request. Further, each of ARC and AmeriSource agrees, upon the request of an Initial Purchaser, to use reasonable efforts to cause the Independent Accountants to deliver to any potential purchaser of a Certificate an agreed upon procedures letter comparable to the agreed upon procedures letter described in Section 7(l).

         SECTION 5. Covenants of AmeriSource and ARC. Each of AmeriSource and ARC jointly and severally covenants and agrees with the Initial Purchasers that:



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         (a) Neither AmeriSource nor ARC will amend or supplement the Offering
Memorandum or any amendment thereof or supplement thereto unless each of the Initial Purchasers previously shall have been advised thereof and been furnished a copy thereof prior to the proposed amendment or supplement and shall not have reasonably objected in writing within 5 business days after being furnished a copy thereof. AmeriSource and ARC will, promptly upon the reasonable request by any of the Initial Purchasers, prepare any amendments of or supplements to the Offering Memorandum that, in the opinion of the Initial Purchaser, may be necessary or advisable in connection with the resale of the Certificates by the Initial Purchasers. During the period beginning on the date hereof and ending on the earlier of (i) the date on which the Initial Purchasers shall have transferred or sold the Certificates and (ii) 10 days after the Closing Date, AmeriSource and ARC shall, to the extent practicable (taking into account the disclosure requirements and restrictions imposed by applicable law), supply the initial Purchasers drafts or duplicate copies of any reports required to be filed by them with the Commission at least two Business Days prior to any such filing, and in any event will supply such reports to the Initial Purchasers concurrently with any such filing thereof; provided, that AmeriSource and ARC shall not be required to supply such drafts or reports to the Initial Purchasers if (x) such reports do not contain information that reflect circumstances that would have a material adverse effect on the financial condition of AmeriSource or ARC, taken as a whole, or (y) such reports do not contain information that, taken as a whole, would cause the information disclosed in the Preliminary Offering Memorandum, the Offering Memorandum or the Additional Disclosure Documents to be materially incomplete or misleading; provided, further that the Initial Purchasers agree that they shall in no event use or disclose such reports or drafts or the information contained therein in a manner that could violate any applicable laws.

         (b) AmeriSource and ARC will take any action for the qualification or exemption of the Certificates for offer, sale and resale under the securities or "Blue Sky" laws of any jurisdictions that any of the Initial Purchasers shall reasonably request and will pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with the qualification or exemption and in connection with the determination of the eligibility of the Certificates for investment under the laws of the jurisdictions that the Initial Purchasers may designate, provided that in no event shall AmeriSource or ARC be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than arising out of the offering or sale of the Certificates, in any jurisdiction where it is not now so subject. Thereafter, while any of the Certificates remain outstanding, AmeriSource and ARC will arrange for the filing and making of, and will pay all fees applicable to, any statements and reports and renewals of registration necessary in order to continue to qualify or exempt the Certificates for secondary market transactions in the various jurisdictions in which the Certificates were originally registered or exempted for sale. If any of the Initial Purchasers shall pay any of the fees or expenses referred to in this subsection, AmeriSource and ARC shall promptly reimburse the Initial

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Purchaser; it being understood and agreed that the reimbursement shall not be subject to any limitations on reimbursement set forth in Section 6.

         (c) If, at any time prior to the completion of the distribution of the Certificates, any event occurs or condition exists as a result of which it is necessary or desirable, in the opinion of the Initial Purchasers, AmeriSource or ARC, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or existing at the time the Offering Memorandum is delivered to a prospective purchaser of any legal or beneficial interest in the Certificates, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Offering Memorandum to comply with applicable law, AmeriSource and ARC will promptly notify the Initial Purchasers thereof and will prepare and deliver to the Initial Purchasers, at the expense of AmeriSource and ARC, an amendment of or supplement to the Offering Memorandum that corrects the statement or omission or effects such compliance.

         (d) AmeriSource and ARC will, without charge, provide to the Initial Purchasers as many copies of the Offering Memorandum and any amendment thereof or supplement thereto as the Initial Purchasers may reasonably request.

         (e) AmeriSource will, and will cause ARC to, apply the net proceeds from the sale of the Certificates as set forth in the "Use of Proceeds" section of the Offering Memorandum. Neither AmeriSource nor ARC will use the proceeds of the sale of the Certificates or any part thereof, directly or indirectly, to purchase or carry any "margin security" (as defined in Regulations G, T, U or X issued by the Federal Reserve Board) or to reduce or retire any indebtedness originally incurred to purchase any margin security.

         (f) None of AmeriSource, ARC or any of their respective Subsidiaries or Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Certificates in a manner that would require the registration of the Certificates under the Act.

         (g) None of AmeriSource, ARC, any of their respective Subsidiaries or Affiliates or any Person acting on its or their behalf will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to any Certificates, and each of AmeriSource, ARC, any of their respective Subsidiaries or Affiliates and any Person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

         (h) AmeriSource and ARC will not, and will not permit any of their respective Subsidiaries or Affiliates to, solicit any offer to buy or offer to sell the Certificates by means of any form of general solicitation or general advertising (as those terms are used in

Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

         (i) None of AmeriSource, ARC or any of their respective Subsidiaries or Affiliates shall contact or solicit potential investors to purchase any Certificate, engage any Person to assist in the placement or sale of the Certificates or sell any Certificates to any Person, in the case of each of the foregoing, other than the Initial Purchasers except as consented to by the Initial Purchasers.

         (j) So long as any of the Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, ARC shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide to any holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a Holder), upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and prospective purchasers designated by such holders, from time to time of such restricted securities.

         (k) AmeriSource and ARC will use their best efforts to (i) permit the Certificates to be eligible for clearance and settlement through DTC, and (ii) permit the Certificates to be eligible for clearance and settlement through Cedel S.A. and the Euroclear System.

         (l) Until all Obligations under the Certificates shall have been finally and fully paid and performed, ARC shall deliver to the Initial Purchasers each Settlement Statement (and, if requested by the Initial Purchasers, each Daily Report) contemporaneously with the delivery thereof to the Trustee pursuant to the Pooling Agreement.

         (m) Neither ARC nor AmeriSource shall, nor shall they permit any of their respective affiliates to, resell any Certificates that have been acquired by any of them.

         (n) During the period commencing on the date hereof and ending on the issuance of the Certificates, AmeriSource and ARC shall not cause any other borrowings or debt instruments or securities similar to the Certificates (whether issued or guaranteed by AmeriSource or ARC) are either placed or syndicated by AmeriSource, ARC or their Affiliates in the international or U.S. capital markets, directly or on their behalf, in any manner which would in the reasonable judgment of the Initial Purchasers have a detrimental effect on the successful placement of the Certificates unless mutually agreed to in writing by the Initial Purchasers, ARC and AmeriSource.

         (o) None of AmeriSource, ARC, any of their respective Affiliates or Subsidiaries, or any person acting on its or their behalf shall make offers or sales of securities under circumstances that would require the registration of the Certificates under the Act or permit

ARC or the Trust to become an "investment company" registered or required to be registered under the Investment Company Act.

         SECTION 6. Expenses; Fees. (a) Each of AmeriSource and ARC agrees, jointly and severally, to pay all reasonable costs and expenses incident to the purchase and initial resale of the Certificates by the Initial Purchasers and the transactions contemplated by this Agreement and the Transaction Documents, whether or not the transactions contemplated herein or therein are consummated or this Agreement is terminated pursuant to Section 11, including (without limitation) all costs and expenses incident to (i) the preparation, printing, word processing or other production of documents with respect to such transactions, including any costs in respect of the Transaction Documents, the Preliminary Offering Memorandum and the Offering Memorandum and any amendment thereof or supplement thereto, and any "Blue Sky" memorandum, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the reasonable fees and disbursements of one firm of attorneys retained by the Initial Purchasers, (iv) the reasonable fees and expenses of outside tax, accounting and other consultants and advisors to the Initial Purchasers, (v) travel expenses, out-of-pocket audit fees and expenses, and other out-of-pocket fees and expenses of the Initial Purchasers, (vi) the fees and disbursements of counsel, accountants and other consultants, experts and advisors retained by AmeriSource or ARC, (vii) preparation, issuance and delivery of the Certificates, (viii) trustee's fees and expenses, including expenses of counsel retained by the Trustee, (ix) the qualification of the Certificates under state securities and "Blue Sky" laws (including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto), (x) expenses in connection with any meetings with prospective investors in the Certificates, (xi) all expenses and fees incurred in connection with the application for use of any clearing or similar system, quotation of the Certificates on any market and (xii) fees charged by S&P, Duff & Phelps and any other rating agencies and their counsel for the rating of the Certificates. AmeriSource and ARC acknowledge that the Initial Purchasers are not responsible for the fees, costs and expenses set forth in this subsection.

         (b) AmeriSource and ARC further agree, jointly and severally, to pay or reimburse, on a timely basis, the Initial Purchasers for all out-of-pocket fees, costs and expenses incurred by them or a third party selected by them (which may include an Affiliate of an Initial Purchaser) in connection with the conduct of a due diligence examination of the Receivables and of the activities of AmeriSource, its Subsidiaries and Affiliates with respect to the Receivables whether or not the transactions contemplated herein are consummated. Each of AmeriSource and ARC agrees that these fees may include (without limitation) fees and expenses incurred in connection with time spent at the offices of AmeriSource and Walker and in the preparation of a limited scope examination report. Further, it is understood that the due diligence examination will not preclude the need for the agreed upon procedures letters to be issued by Ernst & Young and Arthur Andersen as is described in Section 7(n) in respect of information contained in the Offering Memorandum.

         (c) ARC shall pay to the Initial Purchasers a success fee, concurrently with the issuance of the Certificates, equal to $400,000. The Initial Purchasers are hereby authorized to deduct such fee from the proceeds of the Certificates prior to the remittance of such proceeds to ARC.

         (d) The amounts payable under each clause of this section shall be cumulative, and payment of amounts referred to in one clause shall not reduce amounts payable under another clause.

         SECTION 7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Certificates shall, in their sole discretion, be subject to the following conditions:

         (a) AmeriSource shall, at or before the Closing Date, have fully completed a statutory merger with Walker.

         (b) The Trust shall have good and marketable title to the Receivables and Related Security, free and clear of all Adverse Claims (other than Permitted Adverse Claims).

         (c) ARC shall have (i) caused all Uniform Commercial Code financing statements required to perfect (A) the first priority ownership interest of ARC in the Receivables and Related Security under the Purchase Agreement and (B) the first priority ownership interest granted by ARC to the Trustee pursuant to the Pooling Agreement in the Receivables and other Transferred Assets, in each case, to be duly filed in the manner required by the laws of each appropriate jurisdiction, and (ii) paid, or caused to be paid, all transfer taxes, documentary stamp taxes and filing fees incurred in connection therewith.

         (d) All corporate and other proceedings in connection with the transactions contemplated herein and in the Transaction Documents and all documents and certificates incident thereto shall be satisfactory in form and substance to the Initial Purchasers and their counsel, and the Initial Purchasers shall have received any other documents and certificates incident to the transactions that any of the Initial Purchasers or their counsel shall reasonably request. The Initial Purchasers or their counsel shall have received on the Closing Date certified copies of all documents evidencing corporate action taken by each of AmeriSource, ARC and the Trustee to approve the execution and delivery of the Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby.

         (e) The Transaction Documents and the Certificates shall conform in all material respects to the descriptions thereof contained in the Offering Memorandum. Immediately prior to the sale of the Certificates to the Initial Purchasers, the Certificates shall have been executed by ARC and authenticated by or on behalf of the Trustee, and each of the Pooling Agreement, the Purchase Agreement, this Agreement, the Series Supplement and the other Transaction Documents that are to be executed and delivered on or prior to the Closing Date shall have been executed and delivered. The Initial Purchasers and the Trustee shall have received on the Closing Date a fully executed counterpart original and any required conformed copies of all Transaction Documents delivered on or prior to the Closing Date, and the Trustee shall have received the Certificates.

         (f) The Initial Purchasers or their counsel shall have received on the Closing Date signature and incumbency certificates executed by Authorized Officers of AmeriSource, ARC and the Trustee certifying the identities and signatures of those officers who executed each of the Transaction Documents to which AmeriSource, ARC or the Trustee, as the case may be, is a party.

         (g) Upon consummation of the transactions contemplated in the Transaction Documents that are to occur on or prior to the Closing Date, ARC shall have a net worth of not less than the amount required by the Pooling Agreement as certified by the Chief Financial Officer, Treasurer or similar Authorized Officer of ARC.

         (h) The purchase of the Certificates by the Initial Purchasers shall be permitted by the laws and regulations to which the Initial Purchasers are subject.

         (i) ARC shall have delivered on the Closing Date to the Initial Purchasers or their counsel evidence of acceptance by Prentice-Hall Corporation Systems, Inc. of its appointment by ARC and AmeriSource as agent for service of process in New York.

         (j) The Certificates shall have been rated "AAA" by S&P and Duff & Phelps Credit Rating Co., Inc. ("Duff Phelps" and, together with S&P, the "Rating Agencies"), the ratings shall be in full force and effect and the Initial Purchasers shall have received on the Closing Date a letter from the Rating Agencies dated on or before the Closing Date to such effect.

         (k) Subsequent to the respective dates as of which information is given in the Offering Memorandum, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, operations or business prospects of AmeriSource and its Subsidiaries and Affiliates, taken as a whole, or of ARC, whether or not arising in the ordinary course of business, (ii) any other event or occurrence that could have a Material Adverse Effect, (iii) a suspension or material limitation in trading in any securities issued by AmeriSource or any of its Affiliates, or in securities generally, on any securities exchange or the establishment of minimum prices on any such exchange, (iv) a general moratorium on commercial banking activities declared by either Federal, Pennsylvania or New York State authorities, (v) any downgrading in the rating accorded securities issued by AmeriSource or any of its Affiliates by any "nationally recognized statistical rating organization," as that term is defined for purposes of Rule 436(g) under the Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of AmeriSource or its Affiliates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of the rating), (vi) any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency that in the judgment of the Initial Purchasers makes it inadvisable to proceed with the solicitation of offers to purchase Certificates, or (vii) any material adverse change in financial, political or economic conditions that in the judgment of the Initial Purchasers makes it inadvisable to purchase the Certificates or to proceed with the solicitation of offers to purchase Certificates.

         (l) On the Closing Date, the Initial Purchasers shall have received opinions, dated the Closing Date, addressed to the Initial Purchasers and satisfactory to their counsel, of (i) Dechert Price & Rhoads, special counsel to AmeriSource and ARC, (A) as to perfection of the Trustee's interest in the Receivables and other Transferred Assets and other UCC matters, (B) as to "true sale" and substantive consolidation, (C) as to corporate, securities and other matters, (D) as to certain securities laws matters, and (E) such other matters as were addressed in the opinions delivered by such firm in connection with the issuance of the Series 1995-1 Certificates by the Trust, (ii) Hodgson, Russ, Andrews, Woods & Goodyear, special counsel to the Trustee, as to certain matters relating to the Trustee and (iii) such opinion letters, if any, as shall be delivered to the Rating Agencies with respect to matters not addressed in clauses (i) and (ii) above.

         (m) On or before the Closing Date, the Initial Purchaser shall have received letters from counsel for AmeriSource and ARC allowing the Initial Purchasers to rely upon any opinions delivered in connection with the acquisition by AmeriSource of Walker, the transaction merging AmeriSource and Walker and the related amendment to the Transaction Documents, as if such opinions were addressed to the Initial Purchasers.

         (n) The Initial Purchasers shall have received from Ernst & Young and Arthur Andersen agreed upon procedures letters with respect to the Offering Memorandum dated the date hereof and the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and their counsel.

         (o) The Initial Purchasers shall have received an opinion from Mayer, Brown & Platt, in form and substance satisfactory to the Initial Purchasers, as to such matters that they require.

         (p) The representations and warranties of each of AmeriSource and ARC contained in this Agreement and in the Transaction Documents to which it is a party shall be true and correct as of the date hereof and as of the Closing Date; AmeriSource and ARC shall have performed all covenants and agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder and under the Transaction Documents on or prior to the Closing Date; and no event shall have occurred and no condition shall exist that would constitute a Liquidation Event or a Servicer Default under the Pooling Agreement, either with or without notice or lapse of time or both.

         (q) Subsequent to the respective dates as of which information is given in the Offering Memorandum, other than as contemplated by the Offering Memorandum, none of AmeriSource and its Subsidiaries and Affiliates, taken as a whole, or ARC shall have entered into any transactions that are material to the business, condition (financial or otherwise) or results of operations or business prospects of AmeriSource and its Subsidiaries and Affiliates, taken as a whole, or ARC.

         (r) The Initial Purchasers shall have received a certificate of each of AmeriSource and ARC, dated the Closing Date, signed on behalf of AmeriSource and ARC (as applicable) by its President or any Vice President and its Chief Financial Officer, to the effect that:

                  (i) The representations and warranties of each of AmeriSource and ARC contained in this Agreement and in the Transaction Documents to which each is a party are true and correct as of the Closing Date as if made on such date, subject to any materiality standards contained therein and except such representations and warranties that speak as of a particular date; subject to any materiality standards contained therein, AmeriSource and ARC have performed all covenants and agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder and under the Transaction Documents on or prior to the Closing Date; subsequent to the date of the Financial Statements, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations or business prospects of AmeriSource and its Subsidiaries and Affiliates, taken as a whole, or ARC; and no event has occurred and no condition exists that would constitute a Liquidation Event or a Servicer Default, either with or without notice or lapse of time or both.

                  (ii) Upon consummation of the transactions contemplated in the Transaction Documents that are to occur on or prior to the Closing Date, ARC shall have a net worth of not less than the amount required by the Pooling Agreement.

                  (iii) Subsequent to the respective dates as of which information is given in the Offering Memorandum, there has not occurred
         (A) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, operations or business prospects of AmeriSource and its Subsidiaries and Affiliates, taken as a whole, or ARC, whether or not arising in the ordinary course of business, or (B) any other event or occurrence that would have a Material Adverse Effect.

                  (iv) Subsequent to the respective dates as of which information is given in the Offering Memorandum, other than as contemplated by the Offering Memorandum, none of AmeriSource and its Subsidiaries and Affiliates, taken as a whole, or ARC has entered into any transactions that are material and adverse to the business, condition (financial or otherwise) or results of operations or business prospects of AmeriSource and its Subsidiaries and Affiliates, taken as a whole, or ARC.

                  (v) As of the Closing Date, neither the Offering Memorandum nor any amendment thereof or supplement thereto, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the certificate will not apply to statements or omissions made in reliance upon and in conformity with the information described in
         Section 12 and any other information that is furnished to ARC in writing by the Initial Purchasers after the date hereof expressly for use in any amendment or supplement to the Offering Memorandum.

         (s) The Initial Purchasers shall have received confirmation, in the case of Certificates of a Series represented by a Registered Book Entry Certificate, that the Certificates have been accepted for clearance of secondary market trading by The Depositary Trust Company, the Euroclear System and Cedel S.A.

         (t) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 9:00 a.m., New York City time on April 17, 1997 or at such later date and time as you may approve in writing.

         (u) All conditions to the issuance of the Certificates in the Pooling Agreement (including without limitation the delivery of a Tax Opinion and the satisfaction of the Rating Agency Condition with respect to each outstanding Series) shall have been satisfied, AmeriSource and ARC shall have delivered a certificate to that effect to the Initial Purchasers, and all opinions delivered in connection with the satisfaction of such conditions shall be addressed to the Initial Purchasers.

         AmeriSource and ARC shall furnish to the Initial Purchasers (x) such other agreements, instruments, documents, opinions, certificates, letters and schedules as the Initial Purchasers or their counsel reasonably may request and
(y) originals and conformed copies of all opinions, certificates, letters, schedules, agreements, documents and instruments delivered pursuant to this Agreement in the quantities that any of the Initial Purchasers shall reasonably request.

         SECTION 8. Offering of Certificates; Restrictions on Transfer; Listing. Each of the Initial Purchasers represents and warrants to AmeriSource and ARC that it is an Accredited Investor. Each of the Initial Purchasers represents and warrants to AmeriSource and ARC that it has not offered or sold, and will not offer or sell, any Certificates within the United States except in accordance with Rule 903 of Regulation S or, in the case of BT Securities Corporation, to Persons reasonably believed by them to be Qualified Institutional Buyers in reliance on the exemption from registration provided by Rule 144A and to a limited number of other institutional Accredited Investors. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any Persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Certificates being sold in reliance upon Regulation S. Each of the Initial Purchasers recognizes its responsibility for compliance with applicable securities laws in connection with its own activities undertaken in connection with the sale of the Certificates. Each Initial Purchaser further represents and warrants that it has not entered into and will not enter into any contractual arrangement with respect to the distribution of the Certificates, except with its Affiliates or with the prior written consent of ARC.

         Each Initial Purchaser agrees that, at or prior to confirmation of sale of the Certificates pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Certificates from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Certificates covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the means given to them by Regulation S."

         Terms used in the preceding two paragraphs shall have the meanings given to them by Regulation S.

         Each Initial Purchaser represents and agrees that (A) it has not offered or sold and will not offer or sell any Certificates in the United Kingdom, by means of any document, other than to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and do not result in an offer to the public in the United Kingdom within the meaning of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996, as amended, (B) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom, and (C) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Certificates if that person is of a kind described in Article 9(3) of the Financial Services Act 1986

(Investment Advertisement) (Exemptions) Order 1988 or a person to whom the document may otherwise lawfully be issued or passed on.

         Each Initial Purchaser acknowledges that no action has been or will be taken in any jurisdiction by ARC that would permit a public offering of the Certificates, or possession or distribution of the Offering Circular or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Certificates or has in its possession or distributes any Offering Materials or any other offering material, in all cases at its own expense. Each Initial Purchaser will obtain by consent, approval or permission required by it for the acquisition, offer, sale or delivery by it of Certificates under the laws and regulations in force in any jurisdiction in which it makes any such acquisition, offer, sale or delivery.

         SECTION 9. Indemnification and Contribution. (a) AmeriSource and ARC, jointly and severally, agree to indemnify and hold harmless each of the Initial Purchasers, their respective Affiliates, directors, officers, employees, agents, representatives and each Person who controls any of the Initial Purchasers (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) against any losses, claims, damages or other liabilities, costs and expenses to which any of the Initial Purchasers or any other indemnified party may become subject, insofar as any losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Offering Memorandum, the Offering Memorandum or any amendment of or supplement to any of the foregoing, (B) any Additional Disclosure Document or (C) any application or other document, or any amendment thereof or supplement thereto, executed by AmeriSource or ARC or based upon written information furnished by or on behalf of AmeriSource or ARC filed in any jurisdiction in order to qualify the Certificates under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"), or

                  (ii) the omission or alleged omission to state, in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment of or supplement to any of the foregoing, any Additional Disclosure Document or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in each case will reimburse, as incurred, each indemnified party for any legal or other out-of-pocket expenses incurred in connection with investigating, defending against or appearing as a third-party witness in connection with any loss, claim, damage, liability or action; provided, however, that AmeriSource and ARC will not be liable in any case under clause (i) or (ii) to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, or any Application that, in the case of each of the foregoing, is made in reliance upon and in conformity with the information described in Section 12 or any other information that is furnished to ARC in writing by the Initial Purchasers after the date hereof expressly for use in any amendment or supplement to the Offering Memorandum; provided, further, that the foregoing indemnity, insofar as it relates to the Preliminary Offering Memorandum or any amendments or supplements thereto issued prior to the Offering Memorandum, shall not inure to the benefit of the Initial Purchasers or their respective employees, directors, agents, officers and representatives or to any Person who controls an Initial Purchaser if the person asserting the loss, claim, damage or liability which gives rise to such indemnity (the "Underlying Claimant") purchased Certificates from an Initial Purchaser and if a copy of the Offering Memorandum and any available amendments or supplements thereto were not sent or given by such Initial Purchaser or on such Initial Purchaser's behalf to such Underlying Claimant at or prior to the written confirmation of the sale of Certificates to such Underlying Claimant (unless such failure to so send or give the Offering Memorandum and/or such amendments or supplements results from the failure of AmeriSource and ARC to comply with Section 5(c)), and if the Offering Memorandum together with any then available amendments or supplements thereto would have cured the defect giving rise to such losses, claims, damages or liabilities.

         AmeriSource and ARC shall not be liable under this section for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld. AmeriSource and ARC shall not, without the prior written consent of the Initial Purchasers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this section (whether or not the Initial Purchasers or any other indemnified party is an actual or potential party to the claim, action, suit or proceeding) unless the settlement, compromise or consent includes an unconditional release of the Initial Purchasers and each other indemnified party described in this clause from all liability arising out of the claim, action, suit or proceeding.

         (b) Each Initial Purchaser will indemnify and hold harmless each of AmeriSource, ARC, their directors, officers, employees, agents and representatives and each Person who controls AmeriSource or ARC (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) against any losses, claims, damages or liabilities to which AmeriSource, ARC or any other indemnified party may become subject, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment thereof or supplement thereto, or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment thereof or supplement thereto, or any Application, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the information described in Section 12 and any other written information concerning the Initial Purchaser that is furnished to AmeriSource or ARC after the date hereof by the Initial Purchasers specifically for use in any amendment or supplement to the Offering Memorandum; and, subject to the limitation set forth immediately preceding this clause, each Initial Purchaser will reimburse, as incurred, any legal or other expenses incurred by AmeriSource or ARC or any other indemnified party in connection with investigating or defending against or appearing as a third-party witness in connection with any loss, claim, damage, liability or action in respect thereof. An Initial Purchaser shall not be liable under this section for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld. Notwithstanding any other provision of this subsection, each Initial Purchaser's indemnification obligations shall be limited in amount to the aggregate of total discounts, commissions and other compensation received by it under this Agreement.

         (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or proceeding for which an indemnified party is entitled to indemnification under this section, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability under subsection (a) or (b) (as applicable) unless and to the extent that the failure to notify results in the forfeiture by the indemnifying party of substantial rights and defenses. If any action or proceeding is brought that involves any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party; provided, however, that if (i) such counsel shall have advised the indemnified party that the rules of professional responsibility would preclude, under the circumstances on the date of such determination, one firm of attorneys from representing both the indemnified and the indemnifying party, or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of the action or proceeding, then, in each case, (A) the indemnifying party shall not have the right to direct the defense of the action on behalf of the indemnified party or parties, (B) the indemnified party or parties shall have the right to select separate counsel to defend the action on behalf of the indemnified party or parties and (C) all costs and expenses of each indemnified party in connection with the action or proceeding shall be paid by the indemnifying party pursuant to subsection (a) or (b) (as applicable). Notwithstanding the foregoing, in no event shall an indemnifying party, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, together with any necessary local counsel.

         After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense thereof and approval by the indemnified party of counsel appointed to defend the action, the indemnifying party will not be liable to the indemnified party under this section for any legal or other expenses, other than reasonable legal and other out-of-pocket costs of investigation, subsequently incurred by the indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso at the end of the immediately preceding paragraph or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If the indemnifying party assumes the defense of any action or proceeding, the indemnified party shall have the right to employ separate counsel therein, and to participate in the defense thereof, but the fees and expenses of its counsel shall be borne exclusively by the indemnified party without any right or entitlement to reimbursement by an indemnifying party or its Affiliates except as otherwise provided in the preceding sentence and in the preceding paragraph.

         (d) In circumstances in which the indemnity agreement provided for in the preceding subsections is unavailable (other than by reason of the application of one of the provisos to the first grammatical paragraph of Section 9(a)) or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by the indemnified party as a result of losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in losses, claims, damages or liabilities (or actions in respect thereof). It is the parties' intention that, to the maximum extent permitted by applicable law, (A) the relative benefits received by AmeriSource and ARC on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by or on behalf of ARC bear to the total discounts and commissions received by the Initial Purchasers with respect to the offering, and
(B) the relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by AmeriSource or ARC on the one hand, or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

         AmeriSource, ARC and the Initial Purchasers agree that it would not be equitable if the amount of contribution pursuant to this section were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the preceding paragraph. Notwithstanding any other provision of this subsection, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by it under this Agreement, less the aggregate amount of any damages that it otherwise has been required to pay by reason of the untrue or alleged untrue statements, or the omissions or alleged omissions to state, a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection, each affiliate, director, officer, employee, agent and representative of each of the Initial Purchasers and each Person who controls any Initial Purchaser (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) shall have the same rights to contribution as the Initial Purchasers, and each affiliate, director, officer, employee, agent and representative of AmeriSource and ARC and each Person who controls AmeriSource or ARC (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), shall have the same rights to contribution as AmeriSource and ARC.

         SECTION 10. Survival; Scope of Liability. The respective representations, warranties, agreements, covenants, indemnities and other statements of AmeriSource, ARC, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of any of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of AmeriSource, ARC, the Initial Purchasers or any of their respective officers or directors, or any controlling Person referred to in Section 9 and (b) delivery of and payment for the Certificates. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 9 shall remain in full force and effect regardless of any termination or cancellation of this Agreement.

         SECTION 11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to AmeriSource and ARC given on or prior to the Closing Date in the event that AmeriSource or ARC shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective parts to be performed or satisfied hereunder at or prior thereto or if, on or prior to the Closing Date:

                  (i) there shall have been, in the sole judgment of the Initial Purchasers, any material adverse change, or any development involving a material adverse change, in the business, condition (financial or otherwise) or results of operations or business prospects of AmeriSource and its Subsidiaries and Affiliates, taken as a whole, or ARC, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto),

                  (ii) trading in any securities issued by AmeriSource or its Affiliates, or in securities generally, on the New York Stock Exchange, American Stock Exchange or NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange,

                  (iii) a banking moratorium shall have been declared by New York, Pennsylvania or United States authorities, or

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States of America and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States of America or any other national or international calamity or emergency, or (C) any material change in the financial markets that, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Certificates as contemplated by the Offering Memorandum.

         Termination of this Agreement pursuant to this section (a) shall be without liability of any party to any other party except that the Initial Purchasers shall be entitled to any fees and expenses payable, in each case in accordance with Section 6.

         (b) If, on the closing date, any of the Initial Purchasers shall fail or refuse to purchase Certificates that it has agreed to purchase hereunder on such date and arrangements satisfactory to the non defaulting Initial Purchasers and the Issuer for the purchase of the Certificates are not made within 36 hours after such default, the Agreement shall terminate without liability on the part of the non defaulting Initial Purchasers or the Issuer. In any such case, either of the non defaulting Initial Purchasers or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Purchaser under this Agreement.

         SECTION 12. Information Supplied by the Initial Purchasers. The statements set forth in Schedule III (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to AmeriSource and ARC for purposes of inclusion in the Preliminary Offering Memorandum, the supplements thereto and the Offering Memorandum.

         SECTION 13. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing and either delivered by hand, by mail or by facsimile, and any notice shall be effective when received at the address or facsimile number (as applicable) specified below:

         If to ARC:

                  AmeriSource Receivables Corporation
                  300 Chester Field Parkway
                  Malvern, PA  19355
                  Attention: Kurt J. Hilzinger
                  Facsimile No.: (610) 993-9085

         If to AmeriSource:

                  AmeriSource Corporation
                  300 Chester Field Parkway
                  Malvern, Pennsylvania 19355
                  Attention: Kurt J. Hilzinger
                  Facsimile No.: (610) 993-9085

         If to the Initial Purchasers:

                  BT Securities Corporation
                  130 Liberty Street
                  New York, New York 10015
                  Attention: Sebastiano Riva
                  Facsimile No.: (212) 250-7590

                           with a copy to:

                                    BT Securities Corporation
                                    130 Liberty Street
                                    New York, New York 10015
                                    Attention: Salvatore Palazzolo
                                    Facsimile No.: (212) 250-5063

                  Bankers Trust International PLC
                  One Appold Street
                  Broadgate
                  London EC2A 2HE
                  England
                  Attention:  Paul Sennett
                  Facsimile No.: 011-44-171-982-5814

or at such other address or facsimile number as any party may designate from time to time by notice duly given to the other parties in accordance with the terms of this section.

         SECTION 14. Successors; Joint or Several Obligations. (a) This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, AmeriSource, ARC and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and the controlling Persons, Affiliates, directors, officers, employees, agents and representatives referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling Persons, Affiliates, directors, officers, employees, agents and representatives and their heirs and legal representatives, and for the benefit of no other Person. No purchaser of a beneficial interest in the Certificates from any of the Initial Purchasers will be deemed a successor because of such purchase.

         (b) It is understood and agreed that (i) the obligations of AmeriSource and ARC under this Agreement are joint and several obligations, and (ii) the obligations of the Initial Purchasers under this Agreement are several but not joint obligations.

         SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

         SECTION 16. No Petition. Each of the Initial Purchasers covenant and agree that, prior to the date that is one year and one day after the date on which all Certificates are paid in full, it will not institute against, or join any other Person in instituting against, ARC any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy in Appendix A to the Pooling Agreement). The foregoing shall not limit the right of the Initial Purchasers to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against ARC by any Person other than the Initial Purchasers.

         SECTION 17. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         SECTION 18. Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE STATE OR FEDERAL COURT, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF THE ACTION OR PROCEEDING, AND (C) IN THE CASE OF AMERISOURCE AND ARC, IRREVOCABLY APPOINTS THE PROCESS AGENT AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING. THE SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF THE PROCESS TO AMERISOURCE OR ARC (AS APPLICABLE) IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ADDRESS, AND EACH OF AMERISOURCE AND ARC HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT THE SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE PARTIES ALSO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO THE PARTIES (AS APPLICABLE) AT THEIR ADDRESSES SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 19. Amendments. This Agreement may be amended at any time upon the written consent of each of the parties hereto.

         SECTION 20. Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among AmeriSource, ARC and the Initial Purchasers.

                                           Very truly yours,

                                           AMERISOURCE CORPORATION


                                           By: ________________________________
                                           Title: _____________________________


                                           AMERISOURCE RECEIVABLES CORPORATION


                                           By: ________________________________
                                           Title: _____________________________


Accepted and agreed to April 11, 1997:

BT SECURITIES CORPORATION


By: ___________________________________
    Authorized Signatory


BANKERS TRUST INTERNATIONAL PLC


By: ___________________________________
    Authorized Signatory

BANKERS TRUST AUSTRALIA LIMITED


By: ___________________________________
    Authorized Signatory

                                                                      SCHEDULE I
                                                           to Purchase Agreement



                        LITIGATION and OTHER PROCEEDINGS


Litigation described under "Special Considerations - Legal Proceedings" in the Offering Memorandum.

                                                                     SCHEDULE II
                                                           to Purchase Agreement


                                          Principal Amount
Name of Initial                           of Class A Certificate
Purchaser                                 to be Purchased                  Purchase Price
---------------                           -----------------------          --------------
BT Securities Corporation                  $33,000,000                     $33,000,000

Bankers Trust International PLC            $37,000,000                     $37,000,000

Bankers Trust Australia Limited            $20,000,000                     $20,000,000

                                                                    SCHEDULE III
                                                           to Purchase Agreement



         Section 12 of the Purchase Agreement shall refer to the following information in the Offering Memorandum:

         The last two sentences of the first paragraph and second sentence of the ninth paragraph under the heading PLAN OF DISTRIBUTION and the third sentence under the heading SPECIAL CONSIDERATIONS--Limited Liquidity and Restrictions on Transfer.

                                                                     SCHEDULE IV
                                                           to Purchase Agreement


DEFINED BENEFIT PLANS

          PLAN                                                   E.I.N.                   P.I.N.

AmeriSource Corporation Participating
  Companies Pension Plan                                       23-2353106                   001

AmeriSource Corporation Toledo Union
  Employees Pension Plan                                       23-2353106                   011

Walker Drug Company 401(k) Plan                                63-0242624

DEFINED CONTRIBUTION PLANS

          PLAN                                                   E.I.N.                   P.I.N.

AmeriSource Corporation Employee Investment Plan               23-2353106                   010

AmeriSource Corporation Defined
  Contribution Plan (frozen)                                   23-2353106                   015

Rita-Ann Distributors, Inc. Pension Plan (frozen)              23-2353106                   008

WELFARE BENEFIT PLANS

          PLAN                                                   E.I.N.                   P.I.N.

AmeriSource Corporation Group Life Plan                        23-2353106                   620

AmeriSource Corporation Group Health Plan                      23-2353106                   625

AmeriSource Corporation Long Term Disability Plan              23-2353106                   635

Walker Drug Company Employee Benefit
  Plan and Trust                                               63-0242624

Walker Drug Company Group Term Life, Additional
  Contribution Life Insurance, Accidental Death
  and Dismemberment, Long Term Disability                      63-0242624

Albers Drug Co. Life AD&D Plan                                 62-0111400


Albers Drug Co. Life and AD&D Thrift Plan                      62-0111400

Albers Health Insurance Plan                                   62-0111400

Albers Inc. and Affiliates Flexible Benefits Plan              62-0111400